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                                                                     Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             MALLINCKRODT GROUP INC.

                                     _______

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW


     Pursuant to Section 807 of the Business Corporation Law, the undersigned hereby certify:

     I. That the name of the corporation is Mallinckrodt Group Inc. and the name under which it was formed is International Agricultural Corporation.

     II. That the Certificate of Incorporation of the corporation (under the name of International Agricultural Corporation) was originally filed under the Business Corporation Law of the State of New York by the Department of State, Albany, New York on the 14th day of June, 1909.

     III. That Article Fourth of the Certificate of Incorporation of Mallinckrodt Group Inc. is hereby amended to change the address to which the secretary of state shall mail a copy of any process against the corporation served upon him.

     IV. That the above-described amendment to the Certificate of Incorporation was authorized by vote of the board of directors of the corporation without a vote of the shareholders, as authorized by Section 803(b)(2) of the Business Corporation Law.

     V. That the text of the Certificate of Incorporation of said Mallinckrodt Group Inc. is hereby restated as amended to read as herein set forth in full:

                          CERTIFICATE OF INCORPORATION

                                       of

                             Mallinckrodt Group Inc.

     We, the undersigned, all being persons of full age and at least two-thirds being citizens of the United States and at least one of us a resident of the State of New York, desiring to form a stock corporation pursuant to the Business Corporation Law of the State of New York, do hereby make, sign, acknowledge and file this certificate for that purpose, as follows:

    FIRST:  The name of the corporation is

                             Mallinckrodt Group Inc.


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    SECOND:  The purposes of the Corporation are as follows:

          1. To manufacture, mine, extract, process, construct, develop, assemble, and produce in any way, to sell, lease, supply, export, import, and store, transport, distribute, market or dispose of in any way, to purchase, lease, and acquire in any way, to own, operate, experiment with, deal or trade in, finance, provide services for or in respect of, and use in any way minerals, metals, chemicals, fertilizers, foods, beverages, timber and other forestry products, energy sources, materials, equipment, apparatus, appliances, devices, structures, facilities, processes, information, tangible and intangible property, services and systems of every kind, nature and description, in any part of the world for any application or purpose whatsoever, including but not limited to industrial, mining, agricultural, consumer, defense, governmental, scientific, educational, cultural, financial, recreational, transportation, construction, publication, and communication applications or purposes.

          2. To conduct studies and research and development, and to engage in any other activity relating to the development, application and dissemination of information concerning science, technology, and other fields of endeavor.

          3. To acquire by purchase, lease, subscription or otherwise all or any part of any interest in the property, good will, business, franchises or assets of any corporation, association, firm or individual and undertake either wholly or in part the liabilities of any corporation, association, firm or individual and to take up any business as a going concern or otherwise (a) by purchase of the assets thereof wholly or in part; (b) by acquisition of the capital stock or any part thereof; or (c) in any other manner, and to pay for the same in cash or in the stock or bonds of the Corporation or otherwise; to hold, maintain and operate, or in any manner deal in or dispose of the whole or any part of any interest in the property, good will, business, franchises, or assets so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and without limiting the generality of the foregoing, to apply for, acquire, hold and operate under or to dispose of, mining and prospecting permits or leases from any government anywhere in the world or from any department or authority of any thereof.

          4. To do any and all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, or otherwise; and in general, to engage in any part of the world, directly or indirectly, in any activity which may promote the interests of the Corporation, or enhance the value of its property to the fullest extent permitted by applicable law, and in furtherance of the foregoing purposes, to exercise all powers now or hereafter granted or permitted by applicable law, including the powers specified in the New York Business Corporation Law.

         The foregoing clauses shall be construed as objects and powers as well as purposes, and it is hereby expressly provided that enumeration herein of specific purposes, objects and powers shall not be held to limit or restrict in any way the general powers of the Corporation.

     THIRD: The aggregate number of shares which the Corporation shall have authority to issue is 301,500,000 divided into 100,000 shares of 4% Cumulative Preferred Stock of the par value of $100 per share (hereinafter called "Preferred Stock"), 1,400,000 shares of Series Preferred Stock of the par value of $1 per share (hereinafter called "Series Preferred Stock") and 300,000,000 shares of Common Stock of the par value of $1 per share (hereinafter called "Common Stock"). All of such shares shall be issued as full-paid and non-assessable shares, and the holders thereof shall not be liable for any further payments in respect thereto.

    The Series Preferred Stock shall rank subordinate to the Preferred Stock in respect of the payment of dividends and on any distribution upon dissolution, liquidation or winding up of the Corporation, and in respect of the rights of the Preferred Stock.

    A statement of the designations, preferences, privileges and voting powers of the shares of each class and the restrictions and qualifications thereof shall be as follows:


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                               (a) PREFERRED STOCK

         1. DIVIDENDS: The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets or funds of the Corporation legally available therefor, dividends at the fixed rate of four percent (4%) per annum and no more, payable quarterly on the thirtieth day of March, June, September and December of each year (the periods between such dates, commencing on such dates, being herein designated as "dividend periods"). Dividends on the Preferred Stock shall be cumulative from and after the first day of April, 1942. Such dividends on the Preferred Stock shall be declared and paid or set apart for payment before any dividends shall be declared or paid or set apart for payment on the Series Preferred Stock or the Common Stock and shall be cumulative as above provided, so that if in any quarterly dividend period dividends at the rate of four percent (4%) per annum shall not have been declared and paid or set apart for payment on all outstanding shares of Preferred Stock for such quarterly dividend period and all preceding quarterly dividend periods from and after the first day of the quarterly dividend period from which dividends are cumulative, then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before any dividends shall be declared or paid or set apart for payment on the Series Preferred Stock or the Common Stock.

         After full cumulative dividends on all shares of Preferred Stock outstanding shall have been declared and paid or set apart for payment for all previous dividend periods and for the current quarterly dividend period, as above provided, then, and not otherwise so long as any shares of the Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment on the Series Preferred Stock and the Common Stock out of the assets or funds of the Corporation legally available therefor.

         2. VOTING RIGHTS: The holders of the Preferred Stock shall be entitled to one vote for each share held. So long as the Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds (2/3) thereof, amend the Certificate of Incorporation of the Corporation in such manner as to alter or change the preferences, special rights or powers of the Preferred Stock so as to affect such class of stock adversely, or to increase or decrease the amount of the authorized stock of such class or to increase or decrease the par value thereof. At any time when six (6) quarterly dividends on such Preferred Stock shall be in default, the holders of the Preferred Stock at such time or times outstanding shall be entitled, at the next annual meeting of stockholders for the election of directors, and until payment in full of all such dividends then in default, or provision therefor by the declaration and setting aside thereof, voting as a class, to the exclusion of the holders of the Common Stock and the holders of the Series Preferred Stock to vote for and elect two members of the Board of Directors of the Corporation; and, subject to any voting rights with respect to any series of Series Preferred Stock, the holders of the Common Stock, voting as a class, to the exclusion of the holders of Preferred Stock, shall be entitled to vote for and elect the balance of the Board of Directors. Directors elected by any class of stock voting separately as a class, may be removed only by a majority vote of such class, voting separately as a class, so long as the voting power of such class shall continue.

         3. LIQUIDATION: The holders of the Preferred Stock, upon any dissolution, liquidation or winding up of the Corporation, will be entitled to receive, out of the assets and funds of the Corporation, whether from capital or surplus, if such dissolution, liquidation or winding up be voluntary, $110 per share, or if such dissolution, liquidation or winding up be involuntary, $100 per share, in either case with an amount equal to all accrued and unpaid dividends, before any distribution is made to the holders of Series Preferred Stock or the Common Stock.

         If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the amounts payable as aforesaid to the holders of the Preferred Stock, then, to the exclusion of the holders of the Series Preferred Stock and the holders of the Common Stock, the holders of the Preferred Stock shall share ratably, in proportion to the amounts which they are respectively entitled to receive in such event, in the distribution of assets, according to the number of shares of Preferred Stock which they respectively hold.


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         4.  REDEMPTION: The Preferred Stock shall be subject to redemption in whole or in part at any time and from time to time at the option of the Corporation upon payment of $110 per share and in addition thereto a sum equal to all accrued and unpaid dividends thereon to the date fixed for redemption, provided, however, that a notice specifying the shares to be redeemed, and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be published once in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York, and shall be mailed, addressed to the holders of record of the Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Corporation, not less than thirty (30) days previous to the date fixed for redemption. If less than the whole amount of outstanding Preferred Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Preferred Stock as stockholders of the Corporation, except the right to receive the redemption price upon surrender of the certificates representing the Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and determine. With respect to any shares of Preferred Stock so called for redemption, if, before the redemption date, the Corporation shall deposit with a bank or trust company in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000 funds necessary for such redemption, in trust, to be applied to the redemption of the shares of Preferred Stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of Preferred Stock, so called for redemption, shall cease and determine, except the right to receive, on and after the redemption date, the redemption price upon surrender of the certificates representing such shares of Preferred Stock, so called for redemption, duly endorsed for transfer, if required. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the Corporation, after which the holders of such shares of Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

                           (b) SERIES PREFERRED STOCK

         1. BOARD AUTHORITY: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this ARTICLE THIRD, to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Business Corporation Law, the number of shares in each such series of such class and all designations, relative rights (including the right to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including but without limiting the generality of the foregoing, the following:

                    (i) The number of shares to constitute such series (which
               number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

                    (ii) The dividend rate on the shares of such series, and the date or dates, if any, from which dividends thereon shall be cumulative;

                    (iii) Whether or not the shares of such series shall be
               redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all


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               dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates;

                    (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for Common Stock, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                    (v) The amount per share payable on the shares of such
               series upon the voluntary and involuntary liquidation, dissolution or winding up of the Corporation;

                    (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded to fix the extent thereof; and

                    (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Certificate of Incorporation of the Corporation or with the resolution or resolutions adopted by the Board of Directors, as hereinabove provided, providing for the issue of any series for which there are shares then outstanding.

         All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate or accrue. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this ARTICLE THIRD any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to (vii) inclusive above.

         2. DIVIDENDS: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, and subject to the provisions of the Preferred Stock with respect to dividends as above provided, then and not otherwise so long as any shares of the Preferred Stock or Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out of the assets or funds of the Corporation legally available therefor.

         All shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

         3. VOTING RIGHTS: Except as otherwise specifically provided herein or in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Preferred Stock and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes; provided, however, that at any time when six
     (6) quarterly dividends on any one or more series of Series Preferred Stock entitled to receive cumulative dividends shall be in default, the holders of all such cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the


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     next annual meeting of stockholders for the election of directors, voting as a class, whether or not the holders thereof shall be entitled otherwise to vote by certificate filed pursuant to law, to the exclusion of the holders of Common Stock, Preferred Stock and any series of noncumulative Series Preferred Stock, to vote for and elect two (2) members of the Board of Directors of the Corporation, and provided, further, that at any time when six (6) quarterly dividends on any one or more series of noncumulative Series Preferred Stock shall be in default, the holders of all such noncumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders for the election of directors, voting as a class, whether or not the holders thereof shall be entitled otherwise to vote by certificate filed pursuant to law, to the exclusion of the holders of Common Stock, Preferred Stock and any series of cumulative Series Preferred Stock, to vote for and elect two (2) members of the Board of Directors of the Corporation. All rights of all series of Series Preferred Stock to participate in the election of directors pursuant to this paragraph 3 shall continue in effect, in the case of all series thereof entitled to receive cumulative dividends, until cumulative dividends have been paid in full or set apart for payment on each cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders, or in the case of all series of noncumulative Series Preferred Stock, until noncumulative dividends have been paid in full or set apart for payment for four consecutive quarterly dividend periods on each noncumulative series which shall have been entitled to vote at the previous annual meeting of stockholders. Directors elected by any class of stock, voting separately as a class, may be removed only by a majority vote of such class, voting separately as a class, so long as the voting power of such class shall continue. Subject to the voting rights of the Preferred Stock and the voting rights, if any, specifically provided in a certificate filed pursuant to law in respect of any series of Series Preferred Stock, the holders of the Common Stock, voting as a class, to the exclusion of the holders of such series so entitled to vote for and elect members of the Board pursuant to this paragraph 3, shall be entitled to vote for and elect the balance of the Board of Directors.

         Each stockholder entitled to vote at any particular time in accordance with the foregoing provisions shall not have more than one vote for each share of stock held of record by him and at the time entitled to voting rights.

         4. LIQUIDATION: In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full such amounts, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of Common Stock, provided, however, that each holder entitled to receive any preferential amounts provided by certificate filed pursuant to law with respect to any series of the Series Preferred Stock shall not be entitled to receive for each share so held, if such liquidation, dissolution or winding up be voluntary, more than $55.00 per share, or if such liquidation, dissolution or winding up be involuntary, more than $50.00 per share plus in either case an amount equal to all dividends thereon accrued and unpaid. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock, shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, and subject to rights with respect to the Preferred Stock upon any such liquidation, dissolution or winding up as above provided, the remaining assets and funds of the Corporation shall be divided and paid to the holders of the Common Stock.

         5. REDEMPTION: In the event that the Series Preferred Stock of any series shall be made redeemable as provided in clause (iii) of paragraph 1 of section (b) of this ARTICLE THIRD, the Corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Series Preferred Stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price fixed by the Board of Directors (including an amount equal to accrued and unpaid dividends to the date fixed for redemption); provided, however, that a notice specifying the shares to be redeemed, and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be published


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     once in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, and shall be mailed, addressed to the holders of record of the Series Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Corporation, not less than thirty (30) days previous to the date fixed for redemption. If less than the whole amount of any outstanding series of Series Preferred Stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series Preferred Stock as stockholders in the Corporation, except the right to receive the redemption price upon surrender of the certificate representing the Series Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and determine. With respect to any shares of Series Preferred Stock so called for redemption, if, before the redemption date, the Corporation shall deposit with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $5,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of Series Preferred Stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of Series Preferred Stock so called for redemption shall cease and determine, except the right to receive, on and after the redemption date, the redemption price upon surrender of the certificates representing such shares of Series Preferred Stock so called for redemption, duly endorsed for transfer, if required. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released and repaid to the Corporation, after which the holders of such shares of Series Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price. Notwithstanding the foregoing, no redemption of any shares of any series of Series Preferred Stock shall be made by the Corporation (1) which as of the date of mailing of the notice of such redemption would, if such date were the date fixed for redemption, reduce the net assets of the Corporation remaining after such redemption below the aggregate amount payable upon voluntary or involuntary liquidation, dissolution or winding up to the holders of shares having rights senior or equal to the Series Preferred Stock in the assets of the Corporation upon liquidation, dissolution or winding up; or (2) unless all cumulative dividends for the current and all prior dividend periods have been declared and paid or declared and set apart for payment on all shares of the Corporation having a right to cumulative dividends; or (3) at a redemption price in excess of $55.00 per share plus all accrued and unpaid dividends thereon to the date fixed for redemption. No sinking funds shall be created for the redemption, purchase or reacquisition otherwise of any shares of any series of Series Preferred Stock not called for redemption as above provided.

                                (c) COMMON STOCK

         1. DIVIDENDS: Subject to all of the rights of the Preferred Stock and the Series Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends.

         2. VOTING RIGHTS: Except as otherwise expressly provided with respect to the Preferred Stock and the Series Preferred Stock or with respect to any series of the Series Preferred Stock, the Preferred Stock and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Preferred Stock and the Common Stock being entitled to one vote for each share thereof held.

         3. LIQUIDATION: Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock and holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which the holders of the Preferred Stock and the Series Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having its principal office in the Borough of Manhattan, The City of New York, and having a capital, surplus and undivided profits of at least

     Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Preferred Stock and Series Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of such Preferred Stock, and Series Preferred Stock.

                             (d) GENERAL PROVISIONS

              Shares of Preferred Stock of the Corporation redeemed as hereinabove provided shall be deemed retired and extinguished and may not be reissued.

              A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article.

    No holder of Common Stock, Preferred Stock or Series Preferred Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

    FOURTH: The office of the Corporation shall be located in the City, County and State of New York. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is 7733 Forsyth Boulevard, St. Louis, Missouri 63105.

    FIFTH:  The duration of the Corporation shall be perpetual.

    SIXTH: The Secretary of State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served. In addition, CT Corporation System, 1633 Broadway, New York, New York 10019, is designated as the registered agent of the Corporation upon whom process in any action or proceeding against it may be served.

    SEVENTH: The following provisions are inserted for the regulation and conduct of the affairs of the Corporation, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute.

              (a) The Board of Directors may by resolution passed by two-thirds of the whole Board designate three or more of its number to constitute an Executive Committee, which shall have and exercise, subject to such limitations, if any, as may be prescribed by the By-Laws or by resolution of the Board of Directors, the powers of the Board of Directors in the management of the business and affairs of the Corporation, provided such Executive Committee shall act only at such times as the Board of Directors is not in session and in no case to the exclusion of the right of the Board of Directors at any time to act as a Board upon any business of the Corporation.

              (b) Subject to the provisions of the By-Laws, meetings of the stockholders and directors of the Corporation for all purposes may be held at any place within the State of New York and, unless otherwise provided by law, at any place without such State.

              (c) All corporate powers, including the sale, mortgage, hypothecation and pledge of the whole or any part of the corporate property, shall be exercised by the Board of Directors, except as otherwise expressly provided by law.

              (d) The Board of Directors is hereby expressly authorized to apply in its discretion such portion of the net income of the Corporation as it deems advisable to the redemption or purchase for retirement of the Preferred

          Stock at an amount not exceeding the redemption price thereof, whether or not there are dividends in arrears on the Preferred Stock and whether or not any dividends have been paid on the Common Stock.

              (e) The Corporation may have one or more offices within or without the State of New York and may keep the books of the Corporation, subject to the provisions of the laws of the State of New York, at such place or places within or without the State of New York as the Board of Directors shall from time to time determine.

              (f) The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by the laws of the State of New York or authorized by the Board of Directors.

              (g) A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing with or contracting with the Corporation either as vendor, purchaser or otherwise, nor, in the absence of fraud, shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director or any firm, of which any director is a member, or any corporation, of which the director is an officer, director or stockholder, is in any way interested in such transaction or contract; provided that at the meeting of the Board of Directors or of the Committee thereof having authority in the premises to authorize or confirm said contract or transaction, the interest of such director, firm or corporation is disclosed or known, and there shall be present a quorum of directors or of the directors constituting such Committee not so interested or connected, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director or directors so interested or connected be liable to the Corporation or to any stockholders or creditor thereof or to any other person for any loss incurred by it under or by reason of any such contract or transaction. Nor shall any such director or directors be accountable for any gains or profits realized thereon; always provided, however, that such contract or transaction shall at the time it was entered into have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair.

              (h) Any contract, transaction or act of the Corporation or of the Board of Directors or of the Executive Committee or of any other duly constituted committee and of which disclosure shall be made in the notice of the meeting and which shall be approved or ratified by a majority in interest of a quorum of the stockholders of the Corporation having voting power at any annual or any special meeting called for such purpose shall, except as otherwise specifically provided herein or provided by the laws of the State of New York, be as valid and as binding as though approved or ratified by every stockholder of the Corporation; provided, however, that any failure of the Stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or action. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

              (i) The Board of Directors shall have power from time to time to fix and to determine and vary the amount of the working capital of the Corporation, and to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in; and in its discretion the Board of Directors may use and apply any such surplus or accumulated profits in purchasing or acquiring bonds or other obligations of the Corporation, to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient.

              (j) Directors may be removed at any time by a majority vote of the stockholders entitled to vote, except that directors elected by any class of stock, voting separately as a class, may be removed only by a majority vote of such class, voting separately as a class, so long as the voting power of such class shall continue.

              (k) A person who is or was a director of the Corporation shall not be liable to the Corporation or its stockholders for damages for any breach of duty in such capacity occurring after the adoption of this paragraph

     (k), except that the foregoing provisions shall not eliminate or limit liability where such liability is imposed, from time to time, by the law of New York State, provided, however, that nothing in this paragraph shall directly or indirectly increase the liability of any such person based upon acts or omissions occurring before the adoption hereof.

         EIGHTH: The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation as now stated and as hereafter amended, altered or changed in the manner now or hereafter prescribed by the laws of the State of New York, and all rights and powers conferred by this Certificate of Incorporation on stockholders, directors, or officers of the Corporation are hereby granted subject to this reservation; provided that the provisions of this Certificate of Incorporation, as so amended, changed, altered or repealed, shall contain such provisions as shall be lawful.

         NINTH: The number of directors of the Corporation, exclusive of directors, if any, to be elected by the holders of 4% Cumulative Preferred Stock or the holders of one or more series of Series Preferred Stock pursuant to the provisions of Paragraph 2 of Section (a) or Paragraph 3 of Section (b), respectively, of ARTICLE THIRD herein, shall be not less than ten nor more than sixteen. Subject to such limitation, such number may be fixed by the By-Laws, or by action of the stockholders or of the Board under the specific provisions of a By-Law adopted by the stockholders. The directors of the Corporation shall be divided into three classes as nearly equal in number as possible. There shall be at least three directors in each class. The term of office of the first class shall expire at the first annual meeting of stockholders succeeding the initial classification of directors, the term of the office of the second class shall expire at the second annual meeting succeeding such classification and that of the third class at the third annual meeting succeeding such classification. At each annual meeting, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. If the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of stockholders. Notwithstanding the foregoing, if the holders of 4% Cumulative Preferred Stock or the holders of one or more series of Series Preferred Stock shall become entitled to elect two members of the Board pursuant to the provisions of Paragraph 2 of Section (a) or Paragraph 3 of Section (b), respectively, of ARTICLE THIRD herein, the terms of all members of the Board of Directors previously elected shall expire at the time of such election and the entire Board of Directors shall be elected in the manner specified in said Paragraph 2 of Section (a) or said Paragraph 3 of Section (b) of ARTICLE THIRD, each director to serve until the next meeting of stockholders at which directors are elected; and whenever neither the holders of the 4% Cumulative Preferred Stock nor the holders of any series of Series Preferred Stock is any longer entitled to vote for the election of two directors as provided in said Paragraph 2 of Section (a) or said Paragraph 3 of Section (b) of ARTICLE THIRD, the directors shall be elected at the next annual meeting of stockholders held for such purpose in the manner provided in the first eight sentences of this ARTICLE. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years. No amendment to the Certificate of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this ARTICLE NINTH unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of two-thirds of the shares of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this ARTICLE NINTH as one class.

         TENTH: (a) The affirmative vote of the holders of not less than a majority of the Voting Stock (as hereinafter defined) of the Corporation shall be required before the Corporation may purchase any outstanding shares of Common Stock of the Corporation at a price known by the Corporation to be above Market Price (as hereinafter defined) from a person known by the Corporation to be a Selling Shareholder (as hereinafter defined), unless the purchase is made by the Corporation on the same terms and as a result of a duly authorized offer to purchase any and all of the outstanding shares of Common Stock of the Corporation.

         (b) For purposes of ARTICLE TENTH:

              (1) The term "Voting Stock" shall mean the outstanding shares of stock of the Corporation entitled to vote in elections of directors of the Corporation considered as one class.

              (2) The majority vote required by Section (a), when applicable, shall be in addition to any lesser vote or no vote required or permitted by law or this Certificate of Incorporation exclusive of this ARTICLE TENTH and the shares of the Selling Shareholder shall, for this purpose, be counted as having abstained regardless of how they have been voted.

              (3) The term "Market Price" shall mean the highest closing sale price, during the 30-day period immediately preceding the date in question, of a share of the Common Stock of the Corporation on the Composite Tape for New York Stock Exchange Issues, or, if such stock is not quoted on the Composite Tape or is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock.

              (4) The term "Selling Shareholder" shall mean and include any person who or which is the beneficial owner of in the aggregate more than three percent of the outstanding shares of Common Stock of the Corporation and who or which has purchased or agreed to purchase any of such shares within the most recent two-year period.

              (5) A "person" shall mean any individual, firm, partnership, corporation or other entity.

              (6) A person shall be the "beneficial owner" of any shares of Common Stock of the Corporation:

                   (i) which such person or any of its Affiliates or Associates
               (as hereinafter defined) beneficially owns, directly or indirectly; or

                   (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is conditional or exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                   (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing thereof.

              (7) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 1, 1984.

              (8) For the purposes of determining whether a person is a Selling Shareholder, the number of shares of Common Stock deemed to be outstanding and the number of shares beneficially owned by the person shall include shares respectively deemed owned through application of paragraph (6) of this Section (b) but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, or shares of the Selling Shareholder whose acquisition of more than three percent of the outstanding shares of Common Stock of the Corporation within the most recent two-year period results from other than a purchase or agreement to purchase or vote shares of the Corporation.

              (9) Nothing contained in this ARTICLE TENTH shall be construed to relieve any Selling Shareholder from any fiduciary obligation imposed by law.

              (10) The Board of Directors of the Corporation shall have the power to determine the application of or compliance with this ARTICLE TENTH, including, without limitation, (1) whether a person is a Selling Shareholder; (2) whether a person is an Affiliate or Associate of another; (3) whether Section (a) is or has become applicable in respect of a proposed transaction; (4) what is the Market Price and whether a price is above Market Price; and (5) when or whether a purchase or agreement to purchase any share or shares of Common Stock of the Corporation has occurred and when or whether a person has become a beneficial owner of any share or shares of Common Stock of the Corporation. Any decision or action taken by the Board of Directors arising out of or in connection with the construction, interpretation and effect of this ARTICLE TENTH shall lie within their absolute discretion and shall be conclusive and binding except in circumstances involving bad faith.

    ELEVENTH:  SECTION 1.  VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

         A. HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this ARTICLE ELEVENTH, any transaction or contract which involves or includes:

              (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

              (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $50,000,000 or more; or

              (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities (to the extent the acquisition thereof does not come within the requirements of ARTICLE TENTH) or other property (or a combination thereof) having an aggregate Fair Market Value of $50,000,000 or more; or

              (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

              (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder:

     shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or this Certificate of Incorporation exclusive of this ARTICLE ELEVENTH.

         B. DEFINITION OF "BUSINESS COMBINATION". The term "Business Combination" used in this ARTICLE ELEVENTH shall mean any transaction or contract which is referred to in any one or more of clauses (i) through (v) of Paragraph A of this Section 1.

    Section 2.  WHEN HIGHER VOTE IS NOT REQUIRED

    The provisions of Section 1 of this ARTICLE ELEVENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following Paragraphs A or B are met:

         A. APPROVAL BY DIRECTORS. The Business Combination shall have been approved by the Board of Directors in accordance with the requirements of ARTICLE SEVENTH.

         B. PRICE AND PROCEDURE REQUIREMENTS. All of the following conditions shall have been met:

              (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                   (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

                   (b) The Fair Market Value per share of Common Stock on the
               Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this ARTICLE ELEVENTH as the "Determination Date"), whichever is higher;

              (ii) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph B (ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                   (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                   (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                   (c) The Fair Market Value per share of such class of Voting
               Stock on the Announcement Date or on the Determination Date, whichever is higher.

              (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraph B
          (i) and B (ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

              (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business
          Combination: (a) except as approved by the Board of Directors in accordance with the requirements of ARTICLE SEVENTH, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by the Board of Directors in accordance with the requirements of ARTICLE SEVENTH, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by the Board of Directors in accordance with the requirements of ARTICLE SEVENTH; and (c) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock or securities convertible into Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

              (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

              (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

    Section 3.  CERTAIN DEFINITIONS.  For the purpose of this ARTICLE ELEVENTH:

         A. A "person" shall mean any individual, firm, corporation or other entity.

         B. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

              (i) is the beneficial owner, directly or indirectly, of 20% or more of the voting power of the outstanding Voting Stock; or

              (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding Voting Stock; or

              (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any

          Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         C.  A person shall be a "beneficial owner" of any Voting Stock:

              (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or

              (ii) which such person or any of its Affiliates or Associates has
          (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

              (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         D. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 1, 1984.

         F. "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

         G. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange issues, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

         H. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B (i) and (ii) of Section 2 of this ARTICLE ELEVENTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

         I.  "Equity Security" shall have the meaning ascribed to such term in
     Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on July 1, 1984.

    Section 4. POWERS OF THE BOARD OF DIRECTORS. The Board of Directors, in accordance with the requirements of ARTICLE SEVENTH, shall have the power to interpret all of the terms and provisions of this ARTICLE ELEVENTH, including, without limitation, and on the basis of information known to the Board after reasonable inquiry (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50,000,000 or more.

   Section 5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this ARTICLE ELEVENTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

   Section 6. AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws or otherwise) the affirmative vote or consent of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this ARTICLE ELEVENTH or any provision hereof.

   VI: That the restatement of the Certificate of Incorporation and the amendment to Article Fourth contained therein were authorized by a vote of the majority of directors present at a meeting of the Board at which a quorum was present.

IN WITNESS WHEREOF, we have made, subscribed and verified the Certificate this 22nd day of June, 1994.


                         Mallinckrodt Group Inc.


                         ----------------------------------------------------
                         C. Ray Holman, PRESIDENT AND CHIEF EXECUTIVE OFFICER




                         ----------------------------------------------------
                         Roger A. Keller, VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

(CORPORATE SEAL)

State of Missouri        )
                         ) ss.:
County of St. Louis      )

     C. Ray Holman, being duly sworn, deposes and says that: he is President and Chief Executive Officer of Mallinckrodt Group Inc., the corporation named in and described in the foregoing certificate; he has read the foregoing certificate and knows the contents thereof; and the same is true of his own knowledge, except as to the matters therein stated to be alleged upon information and belief, and as to those matters he believes to be true.




                         -----------------------------------------------------
                         C. Ray Holman

Sworn to before me this _____ day of __________, 1994.



- ------------------------------------------------------
Notary Public


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


My Commission Expires: _________________________.
























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